5.10.06

SEVENTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (“Seventh Amendment”) is made as of the 10th day of May, 2006 by and among MFRI, Inc., a Delaware corporation (“MFRI”), Midwesco Filter Resources, Inc., a Delaware corporation (“Midwesco”), Perma-Pipe, Inc., a Delaware corporation (“Perma-Pipe”), Thermal Care, Inc., a Delaware corporation (“Thermal Care”) and TDC Filter Manufacturing, Inc., a Delaware corporation (“TDC”), the lenders who are signatories hereto (“Lenders”), and Bank of America, N.A., a national banking association (“B of A”) as successor-in-interest to Fleet Capital Corporation, as agent for Lenders hereunder (B of A, in such capacity, being “Agent”). MFRI, Midwesco, Perma-Pipe, Thermal Care and TDC are sometimes hereinafter referred to individually as a “Borrower” and collectively as “Borrowers.”

W I T N E S S E T H:

WHEREAS, Borrowers, Agent and Lenders entered into a certain Loan and Security Agreement dated as of July 11, 2002 as amended by a certain First Amendment to Loan and Security Agreement by and among Borrowers, Agent and Lenders and dated October 31, 2002, a certain Second Amendment to Loan and Security Agreement by and among Borrowers, Agent and Lenders dated December 12, 2002, a certain Third Amendment to Loan and Security Agreement by and among Borrowers, Agent and Lenders dated April 30, 2003, a certain Fourth Amendment to Loan and Security Agreement by and among Borrowers, Agent and Lenders dated October 31, 2003, a certain Fifth Amendment to Loan and Security Agreement by and among Borrowers, Agent and Lenders dated July 1, 2004 and by a certain Sixth Amendment to Loan and Security Agreement by and among Borrowers, Agent and Lenders dated March 28, 2005 (said Loan and Security Agreement, as amended, is hereinafter referred to as the “Loan Agreement”); and

WHEREAS, Borrowers desire to amend and modify certain provisions of the Loan Agreement and, subject to the terms hereof, Agent and Lenders are willing to agree to such amendments and modifications;

NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and any extension of credit heretofore, now or hereafter made by Agent and Lenders to Borrowers, the parties hereto hereby agree as follows:

1.            Definitions. All capitalized terms used herein without definition shall have the meaning given to them in the Loan Agreement.

2.            Amended and Additional Definition. The definitions of “Applicable Margin,” “Base Rate Portion,” “Borrowing Base,” “LIBOR Portion,” “LIBOR Request,” “Majority Lenders,” “Notes,” “Revolving Credit Maximum Amount” and “Total Credit Facility” contained in Appendix A to the Loan Agreement are hereby deleted and the following are inserted in their stead. The definition of EBITDA contained in Exhibit 8.3 to the Loan Agreement is hereby deleted and the following is inserted in its stead. The definitions of “Base Rate Equipment

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Portion,” “BHP Eligible Accounts,” “Equipment Loans,” “Equipment Loan Commitment,” “Equipment Loan Notes,” “Equipment Loan Percentage,” “LIBOR Equipment Portion,” “New South African Foreign Subsidiary,” “New UAE Foreign Subsidiary,” “New VI Foreign Subsidiary,” “Perma-Pipe Sale and Leaseback,” “Seventh Amendment” and “Seventh Amendment Effective Date” are hereby inserted into Appendix A to the Loan Agreement.

* * *

“Applicable Margin - from the Seventh Amendment Effective Date to, but not including, the first Adjustment Date (as hereinafter defined) the percentages set forth below with respect to the Base Rate Revolving Portion, the Base Rate Equipment Portion, the Base Rate Term Portion, the LIBOR Equipment Portions, the LIBOR Revolving Portions, the LIBOR Term Portions and the Unused Line Fee:

Base Rate Equipment Portion	0.50%
Base Rate Revolving Portion	0.25%
Base Rate Term Portion	0.50%
LIBOR Equipment Portions	2.50%
LIBOR Revolving Portions	2.25%
LIBOR Term Portions	2.50%
Unused Line Fee	0.375%

The percentages set forth above with respect to the Base Rate Equipment Portion, Base Rate Revolving Portion, Base Rate Term Portion, LIBOR Revolving Portions, LIBOR Equipment Portions, LIBOR Term Portions and Unused Line Fee will be adjusted on the first day of the month following delivery by Borrowers to Agent of the financial statements required to be delivered pursuant to subsection 8.1.3(ii) of the Agreement for each January 31, April 30, July 31 and October 31 during the Term, commencing with the month ending January 31, 2006 (each such date an “Adjustment Date”), effective prospectively, by reference to the applicable “Financial Measurement” (as defined below) for the four quarters most recently ending in accordance with the following table.

	Financial Measurement	Base Rate Equipment Portion	Base Rate Revolving Portion	Base Rate Term Portion	LIBOR Equipment Portions	LIBOR Revolving Portions	LIBOR Term Portions	Unused Line Fee

Level I	< 1.25 to 1	0.75%	0.50%	0.75%	2.75%	2.50%	2.75%	0.50%
Level II	> 1.25 to 1, but < 1.50 to 1	0.50%	0.25%	0.50%	2.50%	2.25%	2.50%	0.375%
Level III	> 1.50 to 1	0.25%	0.00%	0.25%	2.25%	2.00%	2.25%	0.25%

provided that, (i) if MFRI’s audited financial statements for any fiscal year delivered pursuant to subsection 8.1.3(i) of the Agreement reflect a Financial Measurement that yields a higher Applicable Margin than that yielded by the

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monthly financial statements previously delivered pursuant to subsection 8.1.3(ii) of the Agreement for the last month of such fiscal year, the Applicable Margin shall be readjusted retroactively for the period that was incorrectly calculated and (ii) if Borrowers fail to deliver the financial statements required to be delivered pursuant to subsection 8.1.3(i) or subsection 8.1.3(ii) of the Agreement on or before the due date thereof, including any applicable grace period, the interest rate shall automatically adjust to the highest interest rate set forth above, effective prospectively from such due date until the next Adjustment Date. For purposes hereof, “Financial Measurement” shall mean the Fixed Charge Coverage Ratio (as such term is defined in Exhibit 8.3 to the Agreement).

Base Rate Equipment Portion – that portion of the Equipment Loans that is not subject to a LIBOR Option.

Base Rate Portion – the Base Rate Term Portion, the Base Rate Equipment Portion and/or the Base Rate Revolving Portion.

BHP Eligible Accounts – shall mean Accounts (“BHP Account”) of Borrowers where the Account Debtor is BHP Billiton Petroleum (Americas), Inc. (“BHP”) that are Eligible Accounts and with respect to which (i) the Master Contract or other purchase agreement under which such BHP Accounts arise has terms and conditions acceptable to Agent and its counsel and (ii) Borrowers have delivered to Agent evidence that BHP has approved the invoice/shipment order evidencing said Account. In the event that any BHP Account remains unpaid more than 60 days after the original invoice date, the no BHP Account will constitute a BHP Eligible Account.

Borrowing Base – as at any date of determination thereof, an amount equal to the lesser of:

(i)           the Revolving Credit Maximum Amount minus the sum of (x) unpaid principal balance of the Term Loan plus (y) the unpaid principal balance of the Equipment Loans; or

(ii)	an amount equal to:
	(x)	the sum of:

(a)          eighty-five percent (85%) of the net amount of Eligible Accounts (other than Eligible Accounts arising from Short Term Projects and Eligible Accounts that are BHP Accounts) outstanding at such date; plus

(b)          the lesser of One Million Five Hundred Thousand Dollars ($1,500,000) or eighty-five percent (85%) of the next amount of Eligible Accounts arising from Short Term Projects outstanding at such date; plus

(c)          the lesser of $3,700,000 or eighty-five percent (85%) of the net amount of BHP Eligible Accounts; plus

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(d)          the lesser of (1) Eleven Million Dollars ($11,000,000) or (2) fifty-five percent (55%) of the value of Eligible Inventory at such date;

MINUS (subtract from the sum of (a) plus (b) plus (c)),

(y)	$1,000,000.

The limitations set forth in the immediately preceding sentence and each of the advance rates set forth above may be adjusted downward by Agent, as Agent shall deem necessary or appropriate in its reasonable credit judgment. For purposes hereof, (1) the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Agent’s option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time and (2) the amount of Eligible Inventory shall be determined on a first-in, first-out, lower of cost or market basis in accordance with GAAP.

* * *

EBITDA – with respect to any period, the sum of Consolidated Net Income (Loss) before (x) Interest Expense, income taxes, depreciation and amortization for such period (but excluding any extraordinary gains for such period) and (y) with respect to fiscal periods ending on or prior to April 30, 2007, to the extent not included in clause (x), any non-cash expense for such period for capitalized leasehold expense of TDC in an amount not to exceed $1,500,000, all as determined for Borrowers and their Subsidiaries on a Consolidated basis and in accordance with GAAP.

* * *

Equipment Loans - the Loans described in Section 1.4 of the Agreement.

Equipment Loan Commitment - with respect to any Lender, the amount of such Lender’s Equipment Loan Commitment pursuant to Section 1.4 of the Loan Agreement, as set forth below such Lender’s name on the signature pages to the Seventh Amendment or any Assignment and Acceptance Agreement executed by such Lender, minus all Equipment Loan payments paid to such Lender.

Equipment Loan Notes - the Secured Promissory Notes to be executed by Borrowers from time to time in favor of each applicable Lender to evidence its Equipment Loan Percentage of any Equipment Loans, which shall be in the form of Exhibit 1.4 to the Seventh Amendment, together with any replacement or successor notes therefor.

Equipment Loan Percentage - with respect to each Lender, the percentage equal to the quotient of such Lender’s Equipment Loan Commitment divided by the aggregate of all Equipment Loan Commitments.

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LIBOR Equipment Portion – that portion of the Equipment Loans specified in a LIBOR Request which, as of the date of the LIBOR Request specifying such LIBOR Equipment Portion, has met the conditions for basing interest on the LIBOR in Section 3.1 of the Agreement and the Interest Period of which has not terminated.

LIBOR Portion – a LIBOR Revolving Portion, a LIBOR Equipment Portion and/or a LIBOR Term Portion.

LIBOR Request - a notice in writing (or by telephone confirmed electronically or by telecopy or other facsimile transmission on the same day as the telephone request) from MFRI, on its own behalf and on behalf of all other Borrowers, to Agent requesting that interest on a Revolving Credit Loan, a portion of the LIBOR Equipment Portion or a portion of the Term Loan be based on LIBOR, specifying: (i) the first day of the Interest Period (which shall be a Business Day); (ii) the length of the Interest Period; (iii) whether the LIBOR Portion is a new Loan, a conversion of a Base Rate Portion, or a continuation of a LIBOR Portion, and (iv) the dollar amount of the LIBOR Revolving Portion, LIBOR Equipment Portion or LIBOR Term Portion, which shall be in an amount not less than One Million Dollars ($1,000,000) or an integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof.

* * *

Majority Lenders - as of any date, Lenders holding 51% of the Term Loan, Equipment Loan Commitments and Revolving Loan Commitments determined on a combined basis and following the termination of the Revolving Loan Commitments, Lenders holding 51% or more of the outstanding Loans, LC Amounts and LC Obligations not yet reimbursed by Borrowers or funded with a Revolving Credit Loan; provided, that (i) in each case, if there are 2 or more Lenders with outstanding Loans, LC Amounts, unfunded and unreimbursed LC Obligations or Revolving Loan Commitments, at least 2 Lenders shall be required to constitute Majority Lenders; and (ii) prior to termination of the Revolving Loan Commitments, if any Lender breaches its obligation to fund any requested Revolving Credit Loan, for so long as such breach exists, its voting rights hereunder shall be calculated with reference to its outstanding Loans, LC Amounts and unfunded and unreimbursed LC Obligations, rather than its Revolving Loan Commitment.

* * *

New South African Foreign Subsidiary – [to come].

New UAE Foreign Subsidiary – Perma-Pipe Middle East FZE.

New VI Foreign Subsidiary – MFRI Holdings (B.V.I) Ltd.

Notes – the Revolving Notes, the Equipment Notes and the Term Notes.

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* * *

Perma-Pipe Equipment Loan – as defined in Section 14 of the Seventh Amendment.

* * *

Revolving Credit Maximum Amount – Thirty Million Dollars ($30,000,000); provided that upon three (3) Business Days’ notice, Borrowers may reduce the Revolving Credit Maximum Amount by amounts not exceeding Two Million Dollars ($2,000,000) within any calendar year. Any such reduction shall be in a minimum amount of One Million Dollars ($1,000,000) and shall be an integral multiple of One Million Dollars ($1,000,000). The Revolving Credit Maximum Amount may not, however, be reduced below Twenty-Three Million Dollars ($23,000,000). Once the Revolving Credit Maximum Amount has been so reduced, it may not be subsequently increased.

* * *

Seventh Amendment – that certain Seventh Amendment to Loan and Security Agreement dated as of May __, 2006 by and among Borrowers, Agent and Lenders.

Seventh Amendment Effective Date – as defined in Section 20 of the Seventh Amendment.

* * *

Total Credit Facility – Thirty Million Dollars ($30,000,000) as reduced from time to time pursuant to the terms of this Agreement.”

3.            Total Credit Facility. The first paragraph of Section 1 of the Agreement is hereby deleted and the following is inserted in its stead:

“SECTION 1. CREDIT FACILITY

Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents Lenders agree to make a Total Credit Facility of up to Thirty Million Dollars ($30,000,000) available upon Borrowers’ request therefor, as follows:”

4.            Equipment Loans. The following is inserted into the Loan Agreement as Section 4.

“1.4       Equipment Loans. Each Lender agrees, severally and not jointly, for so long as no Default or Event of Default exists, to make Equipment Loans from time to time to Borrower as requested by Borrower in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount equal to the product of such Lender’s Equipment Loan Percentage multiplied by $1,000,000. The Equipment Loans shall be repayable in accordance with the terms of the Equipment Loan Notes and shall be

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secured by all of the Collateral. No repayment in respect of any Equipment Loan may be reborrowed. Each Lender will make Equipment Loans only if each of the following conditions is satisfied:

(a)          Borrowers shall have provided evidence to Agent, in form and substance reasonably satisfactory to Agent, that Borrowers will use the proceeds of each requested Equipment Loan to purchase new production Equipment (i) in a Borrower’s business operations, (ii) to be located at a location in compliance with this Agreement, and (iii) subject to no Liens other than those in favor of Agent;

(b)          Agent shall have received the invoice from the seller of the Equipment evidencing the cost of the Equipment, the applicable Borrower proposes to purchase with the proceeds of each Equipment Loan, and such invoice discloses that the original principal amount of such requested Equipment Loan does not exceed seventy-five percent (75%) of the cost thereof, exclusive of transportation, installation, taxes, perishable tooling and other soft costs (as determined by Agent in its reasonable credit judgment) pertaining thereto;

(c)          Agent shall have received, in form and substance reasonably satisfactory to Agent, evidence of insurance covering the Equipment, the applicable Borrower proposes to purchase with the proceeds of each Equipment Loan;

(d)          the requested Equipment Loan is in a minimum original principal amount of $300,000;

(e)          the requested Equipment Loan would be the only Equipment Loan funded by Lenders during Borrowers’ then existing fiscal quarter;

(f)           the original principal amount of the requested Equipment Loan, together with the original principal amounts of all other Equipment Loans funded by Lenders during Borrowers’ then existing fiscal year, does not exceed $1,000,000;

(g)          Borrowers shall have delivered or caused to be delivered to Agent and each Lender any and all documents, agreements and instruments deemed reasonably necessary by Agent or any Lender in connection with the making of such Equipment Loan;

(h)          Borrowers shall not be permitted to request more than two Equipment Loans within any twelve consecutive month period; and

(i)           with respect to the first requested Equipment Loan only, average Availability for the 30-day period immediately prior to the date of the requested Equipment Loan, equals or exceeds $3,000,000.

The proceeds of the Equipment Loans shall be used solely for the purposes specified in this subsection 1.4.”

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5.            Interest. Section 2.1 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“2.1.1    Rates of Interest. Interest shall accrue on the principal amount of the Base Rate Revolving Portion outstanding at the end of each day at a fluctuating rate per annum equal to the Applicable Margin then in effect plus the Base Rate. Interest shall accrue on the principal amount of the Base Rate Term Portion outstanding at the end of each day at a fluctuating rate per annum equal to the Applicable Margin then in effect plus the Base Rate. Interest shall accrue in the principal amount of the Base Rate Equipment Portion outstanding at the end of each day at a fluctuating rate per annum equal to the Applicable Margin then in effect plus the Base Rate. Said rate of interest shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs. If MFRI, on its own behalf and on behalf of all other Borrowers, exercises its LIBOR Option as provided in Section 3.1, (i) interest shall accrue on the principal amount of the LIBOR Revolving Portions outstanding at the end of each day at a rate per annum equal to the Applicable Margin then in effect plus the LIBOR applicable to each LIBOR Portion for the corresponding Interest Period, (ii) interest shall accrue on the principal amount of the LIBOR Term Portions outstanding at the end of each day at a per annum rate equal to the Applicable Margin then in effect plus the LIBOR applicable to each LIBOR Portion for the corresponding Interest Period and (iii) interest shall accrue on the principal amount of the LIBOR Equipment Portions outstanding at the end of each day at a per annum rate equal to the Applicable Margin then in effect plus the LIBOR applicable to each LIBOR Portion for the corresponding Interest Period.”

6.            Subsections 3.1.1, 3.1.2 and 3.1.3 of the Loan Agreement are hereby deleted and the following are inserted in their stead:

“3.1        Manner of Borrowing Revolving Credit Loans and Equipment Loans/LIBOR Option. Borrowings under the credit facility established pursuant to Section 1 hereof shall be as follows:

3.1.1	Loan Requests.

(i)           Revolving Credit Loans. A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (a) MFRI, on its own behalf and on behalf of all other Borrowers, may give Agent notice of Borrowers’ intention to borrow a Revolving Credit Loan, in which notice MFRI shall specify the amount of the proposed borrowing of a Revolving Credit Loan and the proposed borrowing date, which shall be a Business Day, no later than 11:00 a.m. (Chicago, Illinois time) on the proposed borrowing date (or in accordance with subsection 3.1.7, 3.1.8 or 3.1.9, as applicable, in the case of a request for a LIBOR Revolving Portion), provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (b) the becoming due of any amount required to be paid under this Agreement, or the Notes, whether as interest or for any other Obligation,

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shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation.

(ii)          Equipment Loans. A request for an Equipment Loan shall be made in the following manner: MFRI, on its behalf and on behalf of each other Lender, may give Agent notice of Borrowers’ intention to borrow an Equipment Loan, in which MFRI shall specify the amount of the proposed borrowing (consistent with Section 1.4) and the proposed borrowing date, which shall be a Business Day, no later than 11:00 a.m. (Chicago, Illinois time) on the date 2 Business Days prior to such proposed borrowing date (or in accordance with subsection 3.1.7, 3.1.8 or 3.1.9, as applicable, in the case of a request for a LIBOR Equipment Portion); provided, however, that no such request may be made at a time when there exists a Default or an Event of Default. In addition, Borrowers shall also comply with the requirements of Section 1.4 with respect to such Equipment Loan.

3.1.2      Disbursement. Borrowers hereby irrevocably authorize Agent to disburse the proceeds of each Loan requested, or deemed to be requested, pursuant to subsection 3.1.1 as follows: (i) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(a) shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from MFRI, on its own behalf and on behalf of all other Borrowers, and in the case of each subsequent borrowing, by wire transfer to Borrowers’ main disbursement account or such other bank account as Agent in its discretion may agree to from time to time; (ii) the proceeds of each Revolving Credit Loan deemed requested under subsection 3.1.1(i)(b) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation; and (iii) the proceeds of each Equipment Loan required under subsection 3.1.1(ii) shall be disbursed by Agent in lawful month of the United States of America in immediately available funds as directed by MFRI in writing with respect to such Equipment Loans. If at any time any Loan is funded by Agent or Lenders in excess of the amount requested or deemed requested by MFRI, on its own behalf and on behalf of all other Borrowers, Borrowers agree to repay the excess to Agent immediately upon the earlier to occur of (a) any Borrower’s discovery of the error and (b) notice thereof to Borrowers from Agent or any Lender.

3.1.3      Payment by Lenders. Agent shall give to each Lender prompt written notice by facsimile, telex or cable of the receipt by Agent from MFRI of any request for an Equipment Loan or a Revolving Credit Loan. Each such notice shall specify the requested date and amount of such Equipment Loan or Revolving Credit Loan, whether such Equipment Loan or Revolving Credit Loan shall be subject to the LIBOR Option, and the amount of each Lender’s advance thereunder (in accordance with its applicable Equipment Loan Percentage or Revolving Loan Percentage, as applicable. Each Lender shall, not later than

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12:00 p.m. (Chicago time) on such requested date, wire to a bank designated by Agent the amount of that Lender’s Revolving Loan Percentage or Equipment Loan Percentage of the requested Revolving Credit Loan or Equipment Loan, as applicable. The failure of any Lender to make the Revolving Credit Loans or Equipment Loans to be made by it shall not release any other Lender of its obligations hereunder to make its Revolving Credit Loan or Equipment Loan, as applicable. Neither Agent nor any other Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Loan or Equipment Loan to be made by such other Lender. The foregoing notwithstanding, Agent, in its sole discretion, may from its own funds make a Revolving Credit Loan on behalf of any Lender. In such event, the Lender on behalf of whom Agent made the Revolving Credit Loan shall reimburse Agent for the amount of such Revolving Credit Loan made on its behalf, on a weekly (or more frequent, as determined by Agent in its sole discretion) basis. On each such settlement date, Agent will pay to each Lender the net amount owing to such Lender in connection with such settlement, including without limitation amounts relating to Loans, fees, interest and other amounts payable hereunder. The entire amount of interest attributable to such Revolving Credit Loan for the period from the date on which such Revolving Credit Loan was made by Agent on such Lender’s behalf until Agent is reimbursed by such Lender, shall be paid to Agent for its own account.”

7.            LIBOR Portions. Subsection 3.1.7 of the Loan Agreement is hereby deleted from the Loan Agreement and the following is inserted in its stead:

“3.1.7    LIBOR Portions. Provided that as of both the date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists, in the event Borrowers desire to obtain a LIBOR Portion, MFRI, on its own behalf and on behalf of all other Borrowers, shall give Agent a LIBOR Request no later than 11:00 a.m. (Chicago, Illinois time) on the third Business Day prior to the requested borrowing date. Each LIBOR Request shall be irrevocable and binding on all Borrowers. In no event shall Borrowers be permitted to have outstanding at any one time LIBOR Portions with more than five (5) different Interest Periods. LIBOR Portions shall be included within the definition of LIBOR Revolving Credit Portion, LIBOR Equipment Portion or LIBOR Term Portion as determined by the definitions of such terms.”

8.            Equipment Loan Principal. The following is inserted into the Loan Agreement as subsection 3.2.1(iii):

“3.2.1	Principal.

* * *

“(iii)      Equipment Loans. Principal payable on account of the Equipment Loans shall be payable by Borrowers in accordance with the terms of the Equipment Loan Notes.”

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9.	Proceeds of Sale, Loss, Destruction or Condemnation of Collateral.
	“3.3	Mandatory and Optional Prepayments.

3.3.1      Proceeds of Sale, Loss, Destruction or Condemnation of Collateral. Except as provided in subsections 6.4.2 and 8.2.9, if any Borrower or any of its Subsidiaries sells any of the Collateral or if any of the Collateral is lost or destroyed or taken by condemnation, such Borrowers shall, unless otherwise agreed by Majority Lenders, pay to Agent for the ratable benefit of Lenders as and when received by such Borrowers or such Subsidiary and as a mandatory prepayment of the Loans, as herein provided, a sum equal to the proceeds (including insurance payments but net of costs and taxes incurred in connection with such sale or event) received by such Borrower or such Subsidiary from such sale, loss, destruction or condemnation. To the extent that the Collateral sold, lost, destroyed or condemned consists of Equipment (other than Equipment that was financed with the proceeds of Equipment Loans), real Property, or other Property other than Accounts or Inventory, the applicable prepayment shall be applied first to the installments of principal due under the Term Notes ratably, to be applied to future installment payments in inverse order of maturity/on a ratable basis until paid in full, second to the installments of principal due under the Equipment Loan Notes ratably, to be applied to future installment payments in inverse order of maturity, and third to repay outstanding principal of Revolving Credit Loans and to reduce the Revolving Loan Commitments on a ratable basis. To the extent that Collateral sold, lost, destroyed or condemned consists of Equipment that was financed with the proceeds of Equipment Loans, the applicable prepayment shall be applied first to the installments of principal due under the applicable Equipment Loan Notes, ratably, to be applied to future installment payments in inverse order of maturity until paid in full, second to installments of principal due under the other Equipment Loan Notes, ratably, to be applied to future installment payments in inverse order of maturity, third to installments of principal due under the Term Notes, ratably, to be applied to future installment payments in inverse order of maturity, and fourth to repay outstanding principal of Revolving Credit Loans and to reduce the Revolving Loan Commitments on a pro rata basis. To the extent that the Collateral sold, lost, destroyed or condemned consists of Accounts or Inventory, the applicable prepayment shall be applied to reduce the outstanding principal balance of the Revolving Credit Loans, but shall not permanently reduce the Revolving Loan Commitments. Notwithstanding the foregoing, if the proceeds of insurance (net of costs and taxes incurred) with respect to any loss or destruction of Equipment, Inventory or real Property (i) are less than $500,000, unless an Event of Default is then in existence, Agent shall remit such proceeds to Borrowers for use in replacing or repairing the damaged Collateral or (ii) are equal to or greater than $500,000 and Borrowers have requested that Agent agree to permit Borrowers or the applicable Subsidiary to repair or replace the damaged Collateral, such amounts shall be provisionally applied to reduce the outstanding principal balance of the Revolving Credit Loans until the earlier of Agent’s decision with respect thereto or the expiration of 90 days from such request. If Agent agrees, in its

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reasonable judgment, to permit such repair or replacement under such clause (ii), such amount shall, unless an Event of Default is in existence, be remitted to Borrowers for use in replacing or repairing the damaged Collateral; if Agent declines to permit such repair or replacement or does not respond to Borrowers within such 90 day period, such amount shall be applied to the Loans in the manner specified in the second or third sentence of this subsection 3.3.1, as applicable, until payment thereof in full.

9.            Optional Prepayments. Subsection 3.3.5 of the Loan Agreement is hereby deleted from the Loan Agreement and the following is inserted in its stead:

“3.3.5    Optional Prepayments. Borrowers may, at their option from time to time upon not less than 3 days prior written notice to Agent, prepay installments of the Equipment Notes or the Term Notes; provided that the amount of any such prepayment is at least $500,000 and in integral multiples of $100,000 above $500,000, that such prepayments are made ratably with respect to all Equipment Notes and Term Notes. Each such prepayment shall be applied to the installments of principal due under the Equipment Notes and/or Term Notes in the inverse order of maturity. Except for charges under Section 2.6 applicable to the termination of the Total Credit Facility, such prepayments shall be without premium or penalty.”

10.          Total Indebtedness. Subsection 8.2.3 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“8.2.3    Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary of any Borrower to create, incur or suffer to exist, any Indebtedness, except:

(i)           Obligations owing to Agent or any Lender under this Agreement or any of the other Loan Documents;

(ii)          Indebtedness, including without limitation Subordinated Debt, existing on the date of this Agreement and listed on Exhibit 8.2.3;

(iii)	Permitted Purchase Money Indebtedness;

(iv)         contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

(v)	Guaranties of any Indebtedness permitted hereunder;

(vi)         Indebtedness in respect of intercompany advances permitted by Section 8.2.2(iv);

(vii)	obligations to pay Rentals permitted by subsection 8.2.18;
(viii)	Indebtedness outstanding pursuant to the Term Loan Documents;
(ix)	IRB Indebtedness;

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(x)	Existing Mortgage Indebtedness;

(xi)         Money Borrowed (either as an operating loan or a real estate mortgage loan) in a principal amount not to exceed Two Million Four Hundred Fifty Thousand Dollars ($2,450,000) incurred by Midwesco’s Danish Subsidiaries and guaranteed by Midwesco and/or MFRI;

(xii)       Money Borrowed in a principal amount not to exceed Three Million Dollars ($3,000,000) incurred by New UAE Foreign Subsidiary and guaranteed by MFRI and Perma-Pipe so long as the terms and conditions of such Money Borrowed, the guaranty thereof and related documentation are acceptable to Agent as evidenced by Agent’s written approval thereof;

(xiii)	Indebtedness incurred in connection with the Lebanon Refinancing;
(xiv)	Indebtedness incurred pursuant to the Perma-Pipe Equipment Loan.

(xv)        to the extent not included above, trade payables, accruals and accounts payable in the ordinary course of business (in each case to the extent not overdue) not for Money Borrowed; and

(xvi)      Indebtedness not included in paragraphs (i) through (xiv) above which does not exceed at any time, in the aggregate, the sum of One Million Dollars ($1,000,000).”

11.          Liens. Subsection 8.2.5 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“8.2.5    Limitation on Liens. Create or suffer to exist, or permit any Subsidiary of any Borrower to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

(i)           Liens at any time granted in favor of Agent for the benefit of Lenders;

(ii)          Liens for taxes, assessments or governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection 7.1.14 hereto, but only if in Agent’s judgment such Lien would not reasonably be expected to adversely effect Agent’s rights or the priority of Agent’s lien on any Collateral;

(iii)        Liens arising in the ordinary course of the business of any Borrower or any of its Subsidiaries by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of any Borrower or any of its Subsidiaries or materially impair the use thereof in the operation of the business of any Borrower or any of its Subsidiaries;

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(iv)         Purchase Money Liens securing Permitted Purchase Money Indebtedness;

(v)	such other Liens as appear on Exhibit 8.2.5 hereto;

(vi)         Liens incurred or deposits made in the ordinary course of business in connection with (1) worker’s compensation, social security, unemployment insurance and other like laws or (2) sales contracts, leases, statutory obligations, work in progress advances and other similar obligations not incurred in connection with the borrowing of money or the payment of the deferred purchase price of property;

(vii)       reservations, covenants, zoning and other land use regulations, title exceptions or encumbrances granted in the ordinary course of business, affecting real Property owned or leased by any Borrower or one of its Subsidiaries; provided that such exceptions do not in the aggregate materially interfere with the use of such Property in the ordinary course of such Borrower’s or such Subsidiary’s business;

(viii)      judgment Liens that do not give rise to an Event of Default under subsection 10.1.15;

(ix)         Liens securing Indebtedness outstanding under the Term Loan Documents;

(x)	Liens securing the IRB Indebtedness;

(xi)         Liens on a Borrower’s or Guarantor’s real Property, improvements, and Fixtures securing the Existing Mortgage Indebtedness;

(xii)       Liens on the real Property of Midwesco’s Danish Subsidiaries securing Money Borrowed of such Danish Subsidiaries;

(xiii)	Liens securing the Lebanon Refinancing;

(xiv)      Liens incurred in connection with the Computer Sale and Leaseback;

(xv)        Liens incurred in connection with the Perma-Pipe Equipment Loan; and

(xvi)      such other Liens as Majority Lenders may hereafter approve in writing.”

12.          Capital Expenditures. As of the Seventh Amendment Effective Date, subsection 8.2.8 (Capital Expenditures) shall be deleted from the Agreement and the following is inserted in its stead:

“8.2.8	Intentionally Omitted.”

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13.          Investments. Subsection 8.2.12 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“8.2.12 Restricted Investment. Make or have, or permit any Subsidiary of any Borrower to make or have, any Restricted Investment, except that as provided in (a) and (b) below:

(a)          after the Seventh Amendment Effective Date, Borrowers may invest up to Four Million Seven Hundred Fifty Thousand Dollars ($4,750,000) in New VI Foreign Subsidiary and/or New UAE Foreign Subsidiary so long as (x) immediately after the applicable Borrower has made such Investment, no Event of Default has occurred and is continuing, (y) prior to or simultaneously with the making of such Investment, MFRI shall have received at least Nine Hundred Thousand Dollars ($900,000) in proceeds from Money Borrowed and/or the Perma-Pipe Equipment Loan, (z) the terms and conditions of such Money Borrowed referred to in clause (y) and related documentation, including any guaranty thereof by other Borrower(s), are acceptable to Agent and (aa) Borrowers shall have pledged to Agent for the benefit of Lenders sixty-six and two-thirds percent (66-2/3%) of the outstanding capital stock of New VI Foreign Subsidiary pursuant to a pledge agreement or amendment in form and substance acceptable to Agent. So long as Borrowers shall have complied with the provisions of the preceding sentence, Agent and Lenders shall be deemed to have consented to the creation of New UAE Foreign Subsidiary and New VI Foreign Subsidiary and Borrowers shall be deemed to have complied with subsection 8.1.7 of the Loan Agreement with respect to the New UAE Foreign Subsidiary and New VI Foreign Subsidiary. In addition to the Four Million Seven Hundred Fifty Thousand Dollars ($4,750,000) and additional investment in New VI Foreign Subsidiary and/or New UAE Foreign Subsidiary permitted above, Borrowers may transfer to New UAE Foreign Subsidiary the two pieces of Equipment described as Krauss Maffei Spray Foam System and Applied Machine Quench Conveyor. Upon the transfer of such Equipment to New UAE Foreign Subsidiary, Borrowers shall make a mandatory prepayment of the Team Loan in the amount of $338,000, which prepayment shall be applied against the Team Loan in the manner set forth in Subsection 3.3.1.

(b)          After the Seventh Amendment Effective Date, Borrowers may invest up to Two Hundred Thousand Dollars ($200,000) in New South African Foreign Subsidiary so long as (x) immediately after the applicable Borrower has made such Investment, no Event of Default has occurred and is continuing and (y) Borrowers shall have pledged to Agent for the benefit of Lenders sixty-six and two-thirds percent (66-2/3%) of the outstanding capital stock of New South African Foreign Subsidiary pursuant to a pledge agreement or amendment in form and substance acceptable to Agent. So long as Borrowers shall have complied with the provisions of the preceding sentence, Agent and Lenders shall be deemed to have consented to the creation of New South African Foreign Subsidiary and Borrowers shall be deemed to have complied with subsection 8.1.7 of the Loan Agreement with respect to the New South African Foreign Subsidiary.”

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14.          Amendment Fee. In order to induce Agent and Lenders to enter into this Seventh Amendment, Borrowers agree to pay to Agent, for the ratable benefit of Lenders, an amendment fee in the amount of $50,000. Said amendment fee shall be payable and deemed fully earned and non-refundable on the Seventh Amendment Effective Date.

15.          Consent to Perma-Pipe Equipment Loan. In reliance upon and subject to the accuracy of the representations set forth in this Seventh Amendment, upon the Seventh Amendment Effective Date, Majority Lenders hereby consent to (x) Perma-Pipe incurring Money Borrowed in the original principal amount of $900,000 owing to General Electric Capital Corporation and (y) the pledge by Perma-Pipe of the Equipment specified in Schedule 8.2.9 to the Seventh Amendment (as such schedule may be modified or amended from time to time by Borrowers with Agent’s written consent) to General Electric Capital Corporation to secure the Money Borrowed referred to in clause (x) above (such transaction, the “Perma-Pipe Equipment Loan”); provided that (i) the aggregate net cash proceeds to Borrowers received in respect of the Perma-Pipe Equipment Loan shall be at least equal to the orderly liquidation value of such Equipment as determined by Agent, (ii) Borrowers shall pay the cash proceeds from such Perma-Pipe Equipment Loan to Agent in an amount equal to or greater than the net orderly liquidation value of the Equipment subject thereto, with such proceeds to be applied for prepayment of the Term Loan as provided in subsection 3.3.1 of the Loan Agreement, (iii) the maximum annual amount of principal and interest payable in connection with the Perma-Pipe Equipment Loan (including, without limitation, obligations to reimburse General Electric Capital Corporation’s expenses) in respect of the Perma-Pipe Equipment Loan shall not exceed an amount acceptable to Agent, (iv) the documentation in respect of the Perma-Pipe Equipment Loan shall be reasonably satisfactory in all material respects to Agent and (v) if the Perma-Pipe Equipment Loan is not consummated within 120 days after the date hereof, then this Section 15 of this Seventh Amendment shall be null and void ab initio.

16.          Waivers. Upon the Seventh Amendment Effective Date, Agent and Lenders shall be deemed to have waived any Event of Default resulting from the failure of Borrowers to comply with the provisions of (i) subsection 8.2.8 (Capital Expenditures) for the fiscal year ending January 31, 2006 and (ii) Section 8.3 regarding (x) Minimum EBITDA for fiscal periods ending on or prior to January 31, 2006 and (y) Minimum Cash Flow for fiscal periods ending on or prior to January 31, 2006. The waiver contained in this Section 17 of this Seventh Amendment does not apply to any Section of the Loan Agreement other than subsection 8.2.8 (Capital Expenditures) and Section 8.3 (Minimum EBITDA and Minimum Cash Flow) or to any other fiscal period other than the fiscal periods ending on or prior to January 31, 2006.

17.          Financial Covenants. Upon the Seventh Amendment Effective Date, Exhibit 8.3 to the Loan Agreement shall be hereby deleted and Exhibit 8.3 attached to this Seventh Amendment and incorporated herein shall be inserted in its stead.

18.          Equipment Loan Commitments. Clause (y) of the last sentence of subsection 11.9.1 and clause (i)(l) of the first sentence of Section 11.10 shall be deemed to include a reference to Equipment Loan Commitments.

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19.          Seventh Amendment Effective Date. This Seventh Amendment shall become effective upon satisfaction of each of the following conditions:

(i)           Borrowers, Agent and Lenders shall have executed and delivered to each other this Seventh Amendment and the amended and restated Revolving Note in the form attached hereto as Exhibit 1.1 and the Equipment Loan Note in the form attached hereto as Exhibit 1.4;

(ii)          Each Borrower shall have delivered to Agent a properly executed Certificate of Secretary of such Borrower together with a true and correct copy of the resolutions of such Borrower’s Board of Directors authorizing or ratifying the execution, delivery and performance of this Seventh Amendment, the amended and restated Revolving Note and the Equipment Note, the names of the officers authorized to sign this Seventh Amendment, the amended and restated Revolving Note and the Equipment Note and a sample of the true signature of each such officer;

(iii)        Borrowers shall have paid to Agent for the ratable benefit of Lenders the amendment fee referred to in Section 15 of this Seventh Amendment;

(iv)         No Default or Event of Default shall have occurred and be continuing; and

(v)          Agent shall have received by 8/31/06 an updated appraisal of Borrowers’ Inventory in form and substance and from an appraiser acceptable to Agent.

The date on which each of the foregoing conditions precedent is satisfied shall be referred to as the “Seventh Amendment Effective Date.” Promptly after the Seventh Amendment Effective Date, Bank of America, N.A. shall return the Revolving Note previously delivered to it pursuant to the Loan Agreement marked “Amended and Superceded.”

20.          Signature Block. Upon the Seventh Amendment Effective Date, the signature block of the Loan Agreement shall be amended to read as the signature block to this Seventh Amendment to reflect the increased Revolving Loan Commitment of Bank of America, N.A. to $30,000,000 and the Equipment Loan Commitment of Bank of America, N.A. of $1,000,000.

21.          Execution in Counterparts. This Seventh Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

22.          Continuing Effect. Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

(Signature Page Follows)

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(Signature Page to Seventh Amendment to Loan Agreement)

IN WITNESS WHEREOF, this Seventh Amendment has been duly executed as of the day and year specified at the beginning hereof.

BANK OF AMERICA, N.A., (“Agent” and a “Lender”)

By:
Name:
Title:

Revolving Loan Commitment: $30,000,000
Equipment Loan Commitment: $1,000,000

MFRI, INC. (a “Borrower”)

By:
Name:
Title:

MIDWESCO FILTER RESOURCES, INC. (a “Borrower”)

By:
Name:
Title:

PERMA-PIPE, INC. (a “Borrower”)

By:
Name:
Title:

THERMAL CARE, INC. (a “Borrower”)

By:
Name:
Title:

TDC FILTER MANUFACTURING, INC. (a “Borrower”)

By:
Name:
Title:

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EXHIBIT 1.1

FORM OF REVOLVING CREDIT NOTE

SECURED PROMISSORY NOTE

(AMENDED AND RESTATED)

$30,000,000	Amended and Restated as of May 10, 2006 Chicago, Illinois

FOR VALUE RECEIVED, the undersigned (individually a “Borrower” and collectively “Borrowers”) promises to pay to the order of Bank of America, N.A. (“Lender”), at the principal office of Bank of America, N.A., as agent for said Lender, or at such other place in the United States of America as the holder of this Note may designate from time to time in writing, in lawful money of the United States of America and in immediate available funds, the principal amount of Thirty Million Dollars ($30,000,000) or such lesser principal amount as may be outstanding pursuant to the Loan Agreement (as hereinafter defined) with respect to the Revolving Credit Loan, together with interest on the unpaid principal amount of this Note outstanding from time to time.

This Revolving Note (the “Note”) is one of the Revolving Notes referred to in, and is issued pursuant to, that certain Loan and Security Agreement among Borrowers, the lender signatures thereto (including Lender) and Bank of America, N.A. (“B of A”) as agent for such lenders (B of A, in such capacity, “Agent”) dated as of July 11, 2002 (hereinafter, as amended from time to time, the “Loan Agreement”), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the other Loan Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

The rate of interest in effect hereunder shall be calculated with reference to the Base Rate or LIBOR, as applicable, as more specifically provided in the Loan Agreement. The interest due shall be computed in the manner provided in the Loan Agreement.

Except as otherwise expressly provided in the Loan Agreement, if any payment on this Note becomes due and payable on a day other than a Business Day, the maturity there of shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Notwithstanding the foregoing, if any portion of the Revolving Credit Loans evidenced by this promissory note is subject to a LIBOR Option, and an extension of the maturity of any payment hereon would cause the maturity thereof to occur during the next calendar month, then such payment shall mature on the next preceding Business Day.

Exhibit 1.1 – Page 1

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This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 3.3 of the Loan Agreement. Borrowers may also terminate the Loan Agreement and, in connection with such termination, prepay this Note in the manner provided in Section 4 of the Loan Agreement.

Upon the occurrence and continuation of any one or more of the Events of Default specified in the Loan Agreement which have not been cured by Borrowers or waived by Lenders or Majority Lenders (as required by the Loan Agreement) may declare all Obligations evidenced hereby to be immediately due and payable (except with respect to any Event of Default set forth in subsection 10.1.8 of the Loan Agreement, in which case all Obligations evidenced hereby shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of Majority Lenders or Agent.

Time is of the essence of this Note. Each Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Agent or Lenders in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Agent or Lenders of any right or remedy preclude any other right or remedy. Agent and/or Lenders, at its or their option, may enforce its or their rights against any collateral securing this Note without enforcing its or their rights against Borrowers, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrowers. Each Borrower agrees that, without releasing or impairing such Borrower’s liability hereunder, Agent and/or Lenders may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

Exhibit 1.1 – Page 2

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The validity, interpretation and enforcement of this promissory note shall be governed by the internal laws of the state of Illinois without giving effect to the conflict of laws principles thereof.

BORROWERS:

MFRI, INC.

By:
Name:
Title:

MIDWESCO FILTER RESOURCES, INC.

By:
Name:
Title:

PERMA-PIPE, INC.

By:
Name:
Title:

THERMAL CARE, INC.

By:
Name:
Title:

TDC FILTER MANUFACTURING, INC.

By:
Name:
Title:

Exhibit 1.1 – Page 3

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EXHIBIT 1.4

FORM OF EQUIPMENT NOTE

[Aggregate of $1,000,000]	As of __________, 200_ Chicago, Illinois

FOR VALUE RECEIVED, the undersigned (hereinafter “Borrowers”), hereby promises to pay to the order of Bank of America, N.A., a National Banking Corporation (hereinafter “Lender”), or its registered assigns at the office of Bank of America, N.A., as agent for such Lender, or at such other place in the United States of America as the holder of this Note may designate from time to time in writing, in lawful money of the United States, in immediately available funds, at the time of payment, the principal sum of _____________________ Dollars ($________________) or such lesser principal amount of as may be outstanding pursuant to the Loan Agreement (as hereinafter defined) with respect to Equipment Loans, together with interest from and after the date hereof on the unpaid principal balance outstanding from time to time.

This Secured Promissory Note (the “Note”) is one of the Equipment Notes referred to in, and is issued pursuant to, that certain Loan and Security Agreement dated as of July 11, 2002, by and among Borrowers, the lender signatories thereto and Bank of America, N.A. (“B of A”) as Agent for said lenders (B of A in such capacity “Agent”) (hereinafter, as amended from time to time, the “Loan Agreement”), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

For so long as no Event of Default shall have occurred and be continuing the principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

(a)          Interest on the unpaid principal balance outstanding from time to time shall be paid at such interest rates and at such times as are specified in the Loan Agreement; and

(b)          Principal shall be due and payable monthly commencing on the first day of the month in which the first Equipment Loan is made and continuing on the first day of each month thereafter, in installments equal to one sixtieth (1/60) of the aggregate amount of all Equipment Loans made by Lender to Borrowers on or after May __, 2006; and

(c)          The entire remaining principal amount then outstanding, together with any and all other amounts due hereunder, shall be due and payable on the last day of the Term.

Notwithstanding the foregoing, the entire unpaid principal balance and accrued interest on this Note shall be due and payable immediately upon any termination of the Loan Agreement pursuant to Section 4 thereof.

Exhibit 1.4 – Page 1

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This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 3.3 of the Loan Agreement. Borrowers may also prepay this Note in the manner provided in subsection 3.3.5 or Section 4 of the Loan Agreement.

Upon the occurrence and during the continuation of an Event of Default, this Note shall or may, as provided in the Loan Agreement, become or be declared immediately due and payable.

The right to receive principal of, and stated interest on, this Note may only be transferred in accordance with the provisions of the Loan Agreement.

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

(Signature Page Follows)

Exhibit 1.4 – Page 2

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(Signature Page to Equipment Note)

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois.

BANK OF AMERICA, N.A., (“Agent” and a “Lender”)

By:
Name:
Title:

MFRI, INC. (a “Borrower”)

By:
Name:
Title:

MIDWESCO FILTER RESOURCES, INC. (a “Borrower”)

By:
Name:
Title:

PERMA-PIPE, INC. (a “Borrower”)

By:
Name:
Title:

THERMAL CARE, INC. (a “Borrower”)

By:
Name:
Title:

TDC FILTER MANUFACTURING, INC. (a “Borrower”)

By:
Name:
Title:

Exhibit 1.4 – Page 3

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Schedule 8.2.9

PERMA-PIPE EQUIPMENT LOAN

Schedule 8.2.9 – Page 1

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EXHIBIT 8.3

FINANCIAL COVENANTS

DEFINITIONS

Cash Flow – with respect to any fiscal period, EBITDA for such period minus (i) Capital Expenditures (excluding, however, Capital Expenditures financed by third party financing) made within such period, (ii) income taxes paid in cash in such period, (iii) Interest Expense paid in cash within such period and (iv) principal payments of Money Borrowed (other than Revolving Credit Loans) made within such period.

Consolidated Net Income (Loss) – with respect to any fiscal period, the net income (or loss) of MFRI determined in accordance with GAAP on a Consolidated basis; provided, however, Consolidated Net Income shall not include: (a) the income (or loss) of any Person (other than a Subsidiary of any Borrower) in which a Borrower or any of its wholly-owned subsidiaries has an ownership interest unless received in a cash distribution or requiring the payment of cash; (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of a Borrower or is merged into or consolidated with a Borrower; (c) all amounts included in determining net income (or loss) in respect of the write-up of assets on or after the Closing Date, including the subsequent amortization or expensing of the written-up portion of the assets; (d) extraordinary gains as defined under GAAP; and (e) gains from asset dispositions (other than sales of inventory); and any increase or decrease in expenses resulting from the implementation of FASB 146.

EBITDA – with respect to any fiscal period, the sum of Consolidated Net Income (Loss) before Interest Expense, income taxes, depreciation and amortization for such period (but excluding any extraordinary gains for such period), all as determined for Borrowers and their Subsidiaries on a Consolidated basis and in accordance with GAAP.

Fixed Charge Coverage Ratio – with respect to any fiscal period, the ratio of (i) EBITDA for such period minus Capital Expenditures (excluding, however, Capital Expenditures financed by third party financing) made within such period minus income taxes paid in cash in such period to (ii) the sum of Interest Expense paid in cash within such period plus principal payments of Money Borrowed (other than Revolving Credit Loans) made within such period.

Interest Coverage Ratio – with respect to any fiscal period, the ratio of (i) EBITDA for such period to (ii) Interest Expense paid in cash in such period, all as defined for MFRI and its subsidiaries on a Consolidated basis in accordance with GAAP.

Interest Expense – with respect to any fiscal period, interest expense paid or accrued for such period, including without limitation the interest portion of Capitalized Lease Obligations, plus the Letter of Credit and LC Guaranty fees owing for such period, all as determined for MFRI and its Subsidiaries on a Consolidated basis and in accordance with GAAP.

Schedule 8.3 – Page 1

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The foregoing notwithstanding, there shall be excluded from the calculations of Cash Flow, Consolidated Net Income (Loss), EBITDA, Fixed Charges, Interest Coverage Ratio and Interest Expense, all amounts that would otherwise be included in such items that are generated or incurred by, or result from the operations of, Midwesco Filter Resources Denmark A/S, Nordic Air Filtration A/S and Boe-Therm A/S, Borrowers’ Danish Subsidiaries.

COVENANTS

Minimum EBITDA. Borrowers shall not permit EBITDA for any period set forth below to be less than the amount set forth below opposite such period:

Period	Amount
3 Months Ended 4/30/06	$900,000
6 Months Ended 7/31/06	$4,500,000
9 Months Ended 10/31/06	$7,300,000
12 Months Ended 1/31/07 and the last day of each fiscal quarter thereafter	$7,850,000

Minimum Fixed Charge Coverage Ratio. Borrowers shall not permit Fixed Charge Coverage Ratio for any period set forth below to be less than the amount set forth below opposite such period:

Period	Amount
3 Months Ended 4/30/06	1.10 to 1
6 Months Ended 7/31/06	1.10 to 1
9 Months Ended 10/31/06	1.10 to 1
12 Months ended 1/31/75 and the last day of each fiscal quarter thereafter	1.10 to 1

The foregoing notwithstanding, the financial covenants listed above and the Financial Measurement used in the definition of Applicable Margin shall be computed excluding the financial results and positions of Perma-Pipe Middle East FZE, MFRI Holdings (B.V.I.) Ltd. and MFRI’s South African Subsidiary. That is the financial results or financial positions of such Subsidiaries shall be excluded from the Consolidated financial statements of MFRI for such purposes.

Exhibit 8.3 – Page 2

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